Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-193838

Prospectus

606,140 Shares of Common Stock, par value $0.005 per share

This prospectus relates to the potential resale from time to time by the selling stockholders, as identified below, of some or all of the 606,140 shares of common stock of eOn Communications Corporation that are issuable upon the conversion of shares of eOn’s Series B convertible preferred stock or exercise of warrants to purchase eOn common stock held by each selling stockholder.

On December 17, 2013, eOn entered into a securities purchase agreement and sold an aggregate of 2,750 shares of its Series B convertible preferred stock and warrants to purchase an aggregate of 1,401,870 shares of common stock to certain accredited investors. eOn also entered into a registration rights agreement, agreeing to register the shares of common stock issuable to those investors whose purchase price for the preferred stock and warrants equaled or exceeded $350,000. In this prospectus, we refer to these investors, their successors and transferees who agree to become bound by the terms of the registration rights agreement, as the “selling stockholders.” Please see “Recent Developments” at page 2 of this prospectus and our Current Report on Form 8-K filed on December 18, 2013 for additional information about the sale of the preferred stock and warrants.

The selling stockholders may offer the shares of common stock from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If the shares of common stock are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agents’ commissions.

eOn will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

eOn’s common stock is quoted on The NASDAQ Capital Market under the symbol “EONC.” On May 1, 2014, the closing price for the common stock was $4.12 per share. You are urged to obtain current quotations for the common stock.

An investment in the shares of eOn common stock involves a high degree of risk. See “Risk Factors” at page 5 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2014.

SUMMARY

This section highlights selected material information from this prospectus. This summary is not a complete description of the offering or the shares of common stock offered, and does not contain all of the information that may be important to you. For a more complete understanding of eOn and the terms of the securities offered by the selling stockholders, you should read carefully this entire prospectus, including the “Risk Factors” section, and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

Unless this prospectus indicates otherwise or the context otherwise requires, the “Company”, “we” or “our”, as used herein, includes eOn and its subsidiaries.

The Offering

The selling stockholders may use this prospectus to offer for resale the shares of common stock in one or more offerings. At the time a particular offer of the shares is made, if required, a prospectus supplement will set forth the number and type of the shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public. In that case, the prospectus supplement may describe risks associated with an investment in the shares of common stock in addition to those described in the “Risk Factors” section of this prospectus.

The selling stockholders, as well as any agents acting on their behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of the shares of common stock.

About eOn

eOn is a provider of communications solutions incorporated in Delaware in July 1991. eOn’s products enable its customers to use technologies in order to communicate more effectively. At January 31, 2014, we had total assets of $14.7 million and stockholders’ equity of $5.2 million.

Our principal executive offices are located at 1703 Sawyer Road, Corinth, Mississippi 38834. Our telephone number is (800) 955-5321 and our website address is www.eoncc.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

For more information regarding our business, please refer to the “Business” section of our Annual Report on Form 10-K for the fiscal year ended July 31, 2013 and the “Financial Information” section on Form 10-K for the fiscal year ended July 31, 2013 and Form 10-Q for the quarterly period ended January 31, 2014, each of which are incorporated by reference into this prospectus.

Recent Developments

On December 17, 2013, eOn entered into a merger agreement with Inventergy, Inc., or Inventergy. This agreement provides that upon the completion of a number of conditions to closing, Inventergy will merge with a newly formed merger subsidiary of eOn. Upon completion of the merger, Inventergy will become a wholly owned subsidiary of eOn. We refer to this proposed transaction as the “merger.” As consideration for the merger, eOn has agreed to issue to the holders of Inventergy common stock and preferred stock shares of eOn common and preferred stock, respectively, that will result in the Inventergy stockholders in the aggregate obtaining control of eOn following the closing of the merger.

On December 17, 2013, eOn also entered into a transition agreement with its subsidiaries. This agreement provides that immediately prior to closing the merger, eOn will transfer all of its ownership interests in its subsidiaries, Cortelco Systems Holding Corp. and Cortelco Systems Puerto Rico, Inc. We refer to these proposed transactions together with the merger as the “reorganization.” Upon the completion of the reorganization, eOn’s assets will consist of its ownership of its subsidiaries, Inventergy and eOn Communications Systems, Inc., a recently formed subsidiary that will conduct certain legacy lines of business of eOn.

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In contemplation of the reorganization, on December 17, 2013, eOn issued 2,750 shares of preferred stock and warrants to purchase 1,401,869 shares of the Company’s common stock to certain accredited investors in a private offering transaction. Based upon the stated value of $1,000 per share of preferred stock and the initial conversion price of $1.07 per share, each share of preferred stock is convertible into 935 shares of eOn common stock, or 2,571,250 common shares in the aggregate. The terms of the certificate of designations require eOn to reserve 130% of the common shares issuable upon conversion of the preferred shares, or 3,342,625 shares in the aggregate. eOn has therefore reserved an aggregate of 4,744,494 shares of the Company’s common stock for the shares that may be issued upon the conversion and exercise, as applicable, of all of the outstanding preferred stock and warrants sold in this transaction.

As required by the terms of a registration rights agreement dated December 17, 2013 among the Company and the selling stockholders, 606,140 shares of common stock issuable upon conversion of the preferred stock or exercise of warrants held by the selling stockholders are being registered pursuant to this registration statement and accompanying prospectus. Inventergy has agreed to pay all of eOn’s expenses in connection with this registration statement and prospectus.

The registration rights agreement requires us to file additional registrations statements until such time as all shares covered by this Registration Statement that are issuable upon conversion of the preferred stock or exercise of the warrants held by the selling stockholders are registered for re-sale. However, this obligation ceases at the time all of the shares may be sold without restriction or limitation under Rule 144 of the Securities Act of 1933 and without the requirement to be in compliance with Rule 144(c)(1) or the date in which the selling stockholders have sold all of the shares that would otherwise be required to be registered.

On March 24, 2014, Inventergy issued $3 million in senior secured notes, which we refer to as the “Inventergy new notes”. Inventergy restructured its existing debt by exchanging its then-outstanding senior secured notes for notes with substantially the same terms as the Inventergy new notes. We refer to these notes as “Inventergy replacement notes”. As a part of these transactions, eOn and Inventergy entered into an amendment to the merger agreement where eOn agreed to register with the SEC an aggregate of $5 million in notes pursuant to its Registration Statement on Form S-4. These notes will be issued upon the closing of the merger in exchange for the Inventergy replacement notes then outstanding. The amendment also provided for eOn to issue $3 million of unregistered notes to be issued upon the closing of the merger in exchange for the Inventergy new notes then outstanding.

On April 23, 2014, eOn entered into a second amendment to the merger agreement, which extended the deadline for closing the merger from June 1, 2014 to June 30, 2014.

For more information regarding these transactions, please see the Company’s Current Reports on Form 8-K filed with the SEC on December 18, 2013, March 25, 2014 (as amended on March 28, 2014) and April 24, 2014, and the Company’s registration statement on Form S-4 initially filed with the SEC on February 7, 2013, as amended by that Amendment No. 1 filed on April 10, 2014 and that Amendment No. 2 filed on April 24, 2014.

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CAUTION ABOUT FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and in other documents incorporated by reference in this prospectus, within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, that reflect our current expectations relating to present or future trends or factors generally affecting the banking industry and specifically affecting our operations, markets and products. In some cases, these statements may be identified by terminology such as "may," "will," "should," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable expressions. Forward-looking statements include statements regarding our anticipated or projected operating performance, financial results, liquidity, and capital resources. These statements are based on management’s beliefs, assumptions, and expectations, which in turn are based on the information currently available to management. Information contained in these forward-looking statements is inherently uncertain, and our actual operating performance, financial results, liquidity, and capital resources may differ materially due to a number of factors, most of which are beyond our ability to predict or control. Factors that may cause or contribute to such differences include, but are not limited to, eOn’s ability to compete successfully in its industry and to continue to develop products for new and rapidly changing markets.

In addition to the risk factors described under “Risk Factors,” those factors include:

•	possible delays in completing the reorganization whether due to the inability to obtain stockholder approval, or otherwise;

•	the risk that a condition to consummation of the reorganization may not be satisfied or waived;

•	the risk that the anticipated benefits of the reorganization may not be fully realized or may take longer to realize than expected;

•	the risk that any projections, including earnings, revenues, expenses, margins or any other financial items are not realized;

•	anticipated growth and growth strategies;

•	the need for additional capital and the availability of financing;

•	the ability to secure additional patents;

•	the ability to monetize patents or recoup our investment;

•	the ability to protect intellectual property rights;

•	new legislation, regulations or court rulings related to enforcing patents, that could harm our business and operating results;

•	expansion plans and opportunities; and

•	consolidation in the market for eOn’s or Inventergy’s services generally after completion of the reorganization.

Additional information and other factors that could affect future financial results are included in our filings with the SEC.

The forward-looking statements are made as of the date of the applicable document and, except as required by applicable law, we assume no obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. You should consider these risks and uncertainties in evaluating forward-looking statements and you should not place undue reliance on these statements.

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RISK FACTORS

An investment in shares of eOn common stock involves various risks. You should carefully consider the risks and uncertainties and the risk factors set forth in our registration statement on Form S-4, initially filed as of February 7, 2014, as subsequently amended on April 10, 2014 and April 25, 2014, that is incorporated by reference into this prospectus, and in the documents and reports filed with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision. The risk factors incorporated by reference here may cause our future earnings to be lower or our financial condition to be less favorable than we expect. In addition, other risks of which we are not aware, or which we do not believe are material, may cause our earnings to be lower, or hurt our future financial condition.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the eOn shares of common stock by the selling stockholders.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of shares of Series B convertible preferred stock and upon exercise of warrants to purchase common stock sold by eOn on December 17, 2013. For additional information regarding the issuance of the preferred stock and the warrants, see “Recent Developments” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of eOn securities, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of the preferred stock and the warrants, as of April 1, 2014, assuming conversion of all preferred stock and exercise of the warrants held by each selling stockholder on that date, without regard to any limitations on conversions or redemptions of the preferred stock or exercises of the warrants.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. In accordance with the terms of the registration rights agreement among eOn and the selling stockholders, this prospectus generally covers the resale of at least a number of shares of common stock equal to 20% of the number of shares of common stock issued and outstanding as of December 17, 2013. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the preferred stock and the warrants, a selling stockholder may not convert the preferred stock or exercise the warrants, to the extent such conversion or exercise would cause such selling stockholders, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the preferred stock which have not been converted and upon exercise of the warrants which have not been exercised (the “4.99% Blocker”). The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares of common stock in this offering. See "Plan of Distribution."

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
Hudson Bay IP Opportunities Master Fund LP (1)	1,599,995 (2)	303,070 (3)	1,296,925 (4)
Barry Honig	396,410 (5)	303,070	93,340 (6)

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(1)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay IP Opportunities Master Fund LP, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay IP Opportunities Master Fund LP and Sander Gerber disclaims beneficial ownership over these securities.

(2)	Represents (i) 107,323 shares of common stock, (ii) 445,943 shares of common stock issuable upon exercise of the warrants, without regard to the 4.99% Blocker and (iii) 1,046,729 shares of common stock issuable upon conversion of the Series B convertible preferred stock, without regard to the 4.99% Blocker.

(3)	Represents a portion of the shares of common stock issuable upon conversion of the Series B convertible preferred stock.

(4)	Represents (i) 107,323 shares of common stock, (ii) 445,943 shares of common stock issuable upon exercise of the warrants, without regard to the 4.99% Blocker and (iii) 743,659 shares of common stock issuable upon conversion of the Series B convertible preferred stock, without regard to the 4.99% Blocker.

(5)	Represents (i) 59,027 shares of common stock issuable upon exercise of the warrants, without regard to the 4.99% Blocker and (ii) 337,383 shares of common stock issuable upon conversion of the Series B convertible preferred stock, without regard to the 4.99% Blocker.

(6)	Represents (i) 59,027 shares of common stock issuable upon exercise of the warrants, without regard to the 4.99% Blocker and (ii) 34,313 shares of common stock issuable upon conversion of the Series B preferred stock, without regard to the 4.99% Blockers.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the convertible preferred stock and the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the preferred stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. Inventergy, Inc. will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The selling stockholders may pledge or grant a security interest in some or all of the preferred stock or warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Inventergy, Inc. will pay all expenses of the registration of the shares, which is estimated to be $15,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby have been passed upon for us by the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Memphis, Tennessee.

EXPERTS

The consolidated financial statements of eOn Communications Corporation as of and for the years ended July 31, 2013 and 2012 incorporated in this prospectus by reference to the Registration Statement on Form S-4, as most recently amended on April 24, 2014, have been audited by HORNE LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s internet website found at www.sec.gov. You may obtain, without charge, copies of the documents we have filed with the SEC (other than exhibits to such documents unless we specifically incorporate by reference an exhibit in this proxy statement/prospectus) by writing to Lee Bowling, Principal Financial Officer, eOn Communications Corporation, 1703 Sawyer Road, Corinth, Mississippi, 38834 or telephoning him at (800) 955-5321.

We have filed with the SEC a Registration Statement on Form S-3 relating to the shares covered by this prospectus. This prospectus is a part of the Registration Statement and does not contain all the information in the Registration Statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the Registration Statement for a copy of the contract or other document. You may review a copy of the Registration Statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet website.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in those documents is deemed “furnished” in accordance with SEC rules. The documents we incorporate by reference, all of which we have previously filed with the SEC, include:

a)	our Annual Report on Form 10-K for the year ended July 31, 2013;

b)	our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2013 and January 31, 2014;

c)	our Current Reports on Form 8-K as filed on August 1, 2013, August 20, 2013, December 18, 2013, December 23, 2013, January 7, 2014, March 25, 2014 (as amended on March 28, 2014) and April 24, 2014;

d)	our Registration Statement on Form S-4 as initially filed on February 7, 2014, as amended by Amendment No. 1 filed on April 10, 2014 and Amendment No. 2 filed on April 25, 2014; and

e)	The description of our common stock set forth under the caption "Description of Capital Stock" on page 63 contained in our prospectus filed with the SEC pursuant to Rule 424(b)(3) on February 7, 2000 (File No. 333-77021).

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Also incorporated by reference are additional documents that we may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering. These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus from the date of their filing. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on Form 8-K. Information incorporated by reference from later filed documents supersedes information that is included in this prospectus or any applicable prospectus supplement or is incorporated by reference from earlier documents, to the extent that they are inconsistent.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated May 6, 2014. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

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606,140 Shares of Common Stock, par value $0.005 per share

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PROSPECTUS

May 6, 2014